UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported: February 13, 2004.

                               CBQ, INC.
             (Exact name of registrant as specified in its charter)


Colorado                 33-4707-NY                84-1047159
(State or other        (Commission File No.) (I.R.S. Employer ID)
jurisdiction of
incorporation)


               12535 Orange Drive, Suite 613, Davie, Florida 33330 (Address of principal executive offices) (Zip Code)


                                 (954) 474-0224.
               (Registrant's telephone number including area code)


          (Former name or former address, if changed since last report)

     ======================================================================

Item 9.  Regulation FD Disclosure

         The following information is furnished pursuant to Item 9, "Regulation FD Disclosure".

      Howard Ullman, Chief Executive Officer of CBQ, Inc., was interviewed by Wall Street Network, which interview was web cast on www.wallst.net on February 13, 2004. Attached is a transcript of the interview that was prepared by CBQ, Inc. from the web cast. The transcript is attached hereto as Exhibit 99.1. CBQ, Inc. does not intend for this Item 9 or Exhibit 99.1 to be treated as "filed" under the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

            Many of the comments by Mr. Ullman in the interview pertain solely to Souvenir Direct, Inc. or "SDI", a Florida corporation and the sole wholly-owned, operating subsidiary of CBQ, Inc.

            CBQ, Inc.'s current business strategy is to grow its sole current business line, the souvenir industry trading operations conducted by SDI, through internal growth of existing operations. Like most public companies, CBQ, Inc. receives from time to time from various outside sources, including business brokers, law firms, and investment bankers, unsolicited, possible merger or acquisition opportunities. When any such opportunity presents, in the opinion of CBQ, Inc.'s management, a suitable and feasible opportunity to expand CBQ, Inc.'s current business line or to profitably diversify CBQ, Inc.'s current business line into complementary industries, then CBQ, Inc.'s management will review each such an opportunity on a case-by-case basis to determine whether the opportunity will enhance shareholder value.

Mr. Ullman's comments in the attached transcript of the February 13, 2004, web cast about growth through acquisitions and the review of acquisition opportunities is merely a reference to the ongoing and common business practice among public companies of seeking to enhance shareholder value through a variety of means, including reviewing the various mergers and acquisition opportunities that are presented from time to time by people outside of CBQ, Inc.

FORWARD LOOKING STATEMENTS. Further, Mr. Ullman's comments about future growth, sales and other indicia of financial performance are forward-looking statements which reflect his expectations regarding future events and operating performance and speak only as of February 13, 2004. These forward-looking statements involve a number of risks and uncertainties. Demand for CBQ, Inc.'s products, which impacts revenue and gross margin, is affected by business, international trade, political relations between the US and China, and general economic conditions, which are all beyond the control of CBQ, Inc. CBQ, Inc. obtains its products from manufacturing concerns in China and is thus subject to a number of other factors, including currency controls and fluctuations, and tariff and import regulations. If terrorist activity, armed conflict, civil or military unrest or political instability occurs in the United States, China or other locations, such events may disrupt manufacturing and shipment of the products and could also result in reduced demand for those products. Major health concerns, such as the spread of the SARS illness, could also adversely affect our business and our customer order patterns. Expenses, particularly certain marketing and compensation expenses, vary depending on the level of revenue and profits. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, our forward-looking statements are detailed in the Company's filings with the Securities and Exchange Commission, such as its annual (10-K) and quarterly (10-Q) reports.


Exhibit
Number        Description of Exhibits

99.1 February 13, 2004 transcript of web cast interview of Howard Ullman, Chief Executive Officer, of CBQ, Inc.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CBQ, Inc.


Date:   February 17, 2004               By:  /s/ Howard Ullman
                                        Howard Ullman, Chief Executive
                                        Officer



                                  EXHIBIT INDEX

Exhibit
Number        Description of Exhibits
-----         --------------------------------------------------------

Ex. 99.1 February 13, 2004 transcript of web cast interview of Howard Ullman, Chief Executive Officer, of CBQ, Inc.

Transcript of Web Site broadcast of Interview of Howard Ullman, CEO of CBQ, Inc.
      by Wall Street Net, broadcast on www.wallst.net on 13 February 2004.

          Please See Wall Street Network's Disclaimer at www.wallst.net

  "Notes" in the transcript are additions or clarifications added by CBQ, Inc.

     [NOTE: This Transcript was prepared by CBQ, Inc. from the Web Cast by
                                www.wallst.com]

          2-13-04 WEB CAST INTERVIEW OF HOWARD ULLMAN, CEO OF CBQ, INC.
                             BY WALL STREET NETWORK.


Wall Street Net: Welcome to Wall Street Network. Today we would like to welcome CBQ, Inc., trading symbol "CBQI" on the OTC.BB exchange. Joining us is Howard Ullman, CEO for the company.

Wall Street Net:  Welcome, Howard.

Ullman:  Thank you.

Wall Street Net: Howard, I wonder if you can tell us a little bit about your company and what is your vision for the Company?

Ullman: Well, our company is a trading company that is involved in commerce between China and the U.S. We are changing our name and we are in the middle of that right now and expect to have that done in about 20 more days and the company will be called "China Direct Trading Corporation." Most of the business we do is in China but we also work all throughout the Pacific Rim. We're a company that sources products for buyers. We develop everything - from manufacturing to packaging. We then, once we get the product manufactured, we ship the goods, we clear the goods through customs for the customer and then we deliver it to the customer's door.

Wall Street Net:  Excellent.  And what size company are you?

Right now, we are a small company. We do about $600,000 to a million dollars a year [Note: gross revenues] for the past couple of years [Note: Souvenir Direct, Inc. financial results, excluding CBQ, Inc.] But that is due to the fact that we have predominantly been selling to the middle man, the importers all around the world, especially in the U.S. We do have distribution in 19 countries, but I would say 70% of it is in the U.S. But this year we are doing something different. We've got a new patented item that's a very hot key ring in the souvenir industry and we have made 4 different generic lines with this product and we are now going to the mass merchants. So, instead of selling many, many, many small orders, we are going to start selling very, very large orders [in comparison to size of the past orders]. Some of those orders are being worked on right now and announcements will come out in the next month.


Wall Street Net: Very good. And, so, what do you see this company sort of being in a year or two down the road?

Ullman: Well, first of all, we, of course, look to acquire other companies that are similar to us. We are looking at companies in the US and as well as overseas. Some of our suppliers in Hong Kong, they are very well established and have great distribution - we're looking at them as well. So, our company will be changed over the next year because in that we are going to build up some mass. And also, just with a lot of these retail relationships that we're getting into, that certainly will make our company grow much faster than in the past year or two [Note: CBQ, Inc. had limited revenues in the past two years].

Again, when we sell to importers, as we have been doing for the last few years at very low margins - low margin meaning about 30%. When we go to the retailer, like we are doing now, the margins are much greater because we are not selling the middle man we are selling the retailer. So, we are very excited about getting into that space, which will [we believe] increase our revenues but more importantly will hopefully increase our margins. And we are profitable now.

Wall Street Net: Very good. So, you are profitable already on the $600[000] that you are doing.

Ullman: Oh, yeah. We will be filing, I believe a filing next week, that will show our 2003 numbers [Note: Souvenir Direct, Inc.'s and CBQ, Inc. financial numbers on pro forma basis]. Then we are going to rush to file our year end so that people can really see what our company really look like.

Wall Street Net:  So, what would it basically look like?

Ullman: If people looked at our company now, for instance, on the EDGAR, they would see the Company had problems over the past few years. I have just taken over the company on December 1st and before I took over the company one of the things we wanted the last management to do is clean up a lot of the problems and they have done that. So, all of that will be reflected in our year end [Form 10-K annual report].

Wall Street Net: Very good. I wonder if you tell us about shares outstanding and how many does management have?

Ullman: There is 500 million shares outstanding and 400 million of that is-well, 300 million of that are in my hands and 100 million of it are in another's, Bart Fisher's hands, who used to run the Company. So there is really probably only about 100 million shares out there trading - out of 500 million shares out there.

Wall Street Net: What sort of milestones are you looking for for the Company sort of in the next year or two down the road?

Ullman: Well, first of all, we are looking for a milestone in our first quarter, which is doing something this company hasn't done and that is showing a profit. I think that is the first milestone that any company would want to do - is to be profitable. And then I think that the next milestone would be to build this company into a $10 to $20 million dollar company in terms of revenues and that we look to do through acquisitions and internal growth.

Wall Street Net: Howard, Does the Company have a Web Site where investors can get more information?

Ullman: We actually have two web sites. The web site which we have our products on is www.souvenirdirect.com. Then we also have a corporate web site which is just being built right now, which will be done by the time we get our name change and that is www.chinadirecttradingco.com.

Wall Street Net: Thank you for our time today. We look forwarding to hearing more about the Company in the future. Thank you.

Ullman:  Thank you. A pleasure.